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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of The Frontier Fund on Form S-1 of our reports dated August 28, 2003 on The Frontier Fund and on Equinox Fund Management, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the heading "EXPERTS" in such Prospectus.

Deloitte & Touche LLP
Princeton, New Jersey
August 28, 2003